Exhibit 1
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                 THE A. ALFRED TAUBMAN RESTATED REVOCABLE TRUST
              A. ALFRED TAUBMAN 2001 GRANTOR RETAINED ANNUITY TRUST
                            TAUBMAN INVESTMENTS, LLC
                             200 EAST LONG LAKE ROAD
                        BLOOMFIELD HILLS, MICHIGAN 48304



                                                                    June 3, 2002


STRICTLY CONFIDENTIAL
---------------------

Sotheby's Holdings, Inc.
1334 York Avenue
New York, New York  10021

Ladies and Gentlemen:

The A. Alfred Taubman Restated Revocable Trust, as amended and restated in its entirety by Instrument dated January 10, 1989 and subsequently by Instrument dated June 25, 1997 as the same has been amended and may hereafter be amended from time to time (the "Trust"), the A. Alfred Taubman 2001 Grantor Retained Annuity Trust (the "GRAT"), and Taubman Investments, LLC, a Michigan limited liability company (together with the Trust and the GRAT, the "Taubman Shareholders"), on the one hand, and Sotheby's Holdings, Inc. ("Sotheby's"), on the other, have agreed to undertake a cooperative process with respect to the solicitation of indications of interest in a potential transaction involving Sotheby's, including without limitation a sale of or merger involving Sotheby's or a sale of the Taubman Shareholders' equity interest in Sotheby's (an "Extraordinary Transaction"). In such connection, the Taubman Shareholders and Sotheby's hereby agree to the following matters:

1. The Taubman Shareholders agree that, during the 90 calendar day period commencing on the date hereof (the "Standstill Term"), the Taubman Shareholders will not enter into any agreement to sell, assign, transfer or encumber all or substantially all of their respective equity interests in Sotheby's to any unaffiliated third party, other than pursuant to any bona fide financing arrangement with a non-affiliated lender pursuant to which all or any portion of the Taubman Shareholders' equity interest in Sotheby's is pledged as security or collateral (including any foreclosure pursuant to any such arrangement).

2. This Agreement is not intended to and shall not constitute an amendment, modification or waiver by any party hereto of any right or obligation which it may have under contract or otherwise (including, without limitation, the "First Offer" rights in favor of Sotheby's under its Articles of Incorporation); provided, however, that the Taubman Shareholders agree not to submit an Offer, as defined in Article II, Section 2.E.5 of the Sotheby's Articles of Incorporation (an "Offer"), to Sotheby's at any time during the Standstill Term.

3. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.



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Sotheby's Holdings, Inc.
June 3, 2002
Page Two


5. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

6. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.



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Sotheby's Holdings, Inc.
June 3, 2002
Page Three


Please confirm that you acknowledge and agree to the foregoing by signing and returning to us the enclosed copy of this Agreement, which shall become a binding agreement upon our receipt.




Very Truly Yours:                             Confirmed and Agreed:

THE A. ALFRED TAUBMAN RESTATED                SOTHEBY'S HOLDINGS, INC.
REVOCABLE TRUST


By:   /s/ A. Alfred Taubman                 By:  /s/ William F. Ruprecht
      _____________________________              _____________________________
      Name:  A. Alfred Taubman                   Name: William F. Ruprecht
      Title:  Authorized Signatory               Title: President and
                                                        Chief Executive Officer


A. ALFRED TAUBMAN 2001 GRANTOR
RETAINED ANNUITY TRUST


By:  /s/ A. Alfred Taubman
     _______________________________
     Name:  A. Alfred Taubman
     Title:  Authorized Signatory



TAUBMAN INVESTMENTS, LLC


By:  /s/ A. Alfred Taubman
     _______________________________
     Name:  A. Alfred Taubman
     Title:  Authorized Signatory